Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-60735, 333-16293, 333-62803, 333-27663, 333-40610, 333-66466, 333-97449, 333-117554 333-132605 and 333-142579) of Cohu, Inc. of our report dated January 19, 2009, relating to the combined financial statements of Rasco Group, which appears in this Current Report on Form 8-K/A of Cohu, Inc. dated December 5, 2008.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 18, 2009